As filed with the Securities and Exchange Commission on May     , 1998
                          Registration No. 333-___________


            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549
                      _______________

                         FORM S-8
                  REGISTRATION STATEMENT
                           Under
                THE SECURITIES ACT OF 1933
                      _______________

                     SARATOGA BANCORP
    (Exact name of issuer as specified in its charter)

California                            94-2817587
(State of Incorporation)           (I.R.S. Employer Identification No.)

 12000 Saratoga-Sunnyvale Road, Saratoga, California 95070
          (Address of principal executive office)
         ________________________________________

     Saratoga Bancorp 1994 Stock Option Plan (Amended)
                 (Full title of the plan)
            __________________________________

  Richard L. Mount, President and Chief Executive Officer
                      Saratoga Bancorp
 12000 Saratoga-Sunnyvale Road, Saratoga, California 95070
          (Name and address of agent for service)
                      _______________

                      (408) 973-1111
(Telephone number, including area code, of agent for service of process)


              CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                                     Maximum       Maximum
Title of Securities   Amount to      Offering      Aggregate        Amount of
to be Registered   be registered Price per Share Offering Price Registration Fee

Common Stock,
no par value         277,011(1)    $15.375(2)     $4,259,044      $1,256.42

1 Maximum number of shares issuable upon exercise of options to be granted under the Saratoga Bancorp 1994 Stock Option Plan (Amended).
2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock on May 21, 1998, pursuant to Rule 457(h).

     This registration statement, including exhibits, consists of 20 sequentially numbered pages. The Exhibit Index is located at page 7.

                          PART I

   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required to be included in the Section 10(a) prospectus is not required to be included herein.
                          PART II
    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
The documents listed in (a) through (c) below filed or to be filed by the Company with the Commission are incorporated in this registration statement by reference:
(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");
The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to Section 13 of the Exchange Act.
       (a)   The Company's Current Report(s) on Form 8-K, dated [February 27,
             1998.
       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of such filing.

      Item 4.   DESCRIPTION OF SECURITIES

      The stock of the Company being registered is 277,011 shares of Common Stock, no par value, of which the Company is authorized to issue 20,000,000 shares. Each shareholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by shareholders. In any election of directors each shareholder has a right to cumulate the shareholder's votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder shall see fit. Holders of Common Stock have no pre-emptive rights or other rights to subscribe for additional shares. There are no conversion rights, redemption rights, or sinking fund provisions with respect to shares of Common Stock.

     Subject to preferences that may be applicable to any shares of any preferred stock outstanding at that time, holders of Common Stock of the Company are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after the payment of all liabilities.

Item 5.   Interest of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers

The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies. In addition, the Company has entered into indemnification agreements with all directors and officers to provide indemnification to the maximum extent permitted by the Company's Bylaws.

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

          See the Index of Exhibits, which is incorporated in this item by reference.

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saratoga, State of California, on May 27, 1998.


                                   SARATOGA BANCORP
                                     (Registrant)


                                   By
                                     Richard L. Mount
                                     President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 27, 1998
                      Richard L. Mount, President and Chief Executive Officer

Date: May 27, 1998
                      Mary Page Rourke, Treasurer
                     (Principal Financial and Accounting Officer)

                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Mount and Mary Page Rourke, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Date: May 27, 1998
                         Victor E. Aboukhater, Director

Date: May 27, 1998
                         Robert G. Egan, Director

Date: May 27, 1998
                         William D. Kron, Director

Date: May 27, 1998
                         John F. Lynch, III, Director

Date: May 27, 1998
                         Richard L. Mount, Chairman of the Board

Date: May 27, 1998
                         V. Ronald, Mancuso, Director

                     INDEX OF EXHIBITS



Exhibit                                                         Sequential
No.             Exhibit Name                                     Page No.

5         Opinion of Counsel:  Coudert Brothers                     8

23.1      Consent of Counsel (See Exhibit 5)

23.2      Consent of Independent Auditors:
            Deloitte & Touche, L.L.P.                               9

24        Power of Attorney (see signature pages)

99        Saratoga Bancorp 1994 Stock Option Plan  (Amended)      10-20































FormS-8rec.doc